Exhibit 10.12
Portions of this exhibit, indicated by [***], have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) treated by the Registrant as private or confidential.
EXECUTION VERSION
CEREBRAS SYSTEMS INC.
SECURED PROMISSORY NOTE
January 5, 2026
THIS SECURED PROMISSORY NOTE, dated as of January 5, 2026 (this “Note”), by and between Cerebras Systems Inc., a Delaware corporation (the “Borrower”), and OpenAI OpCo, LLC, a Delaware limited liability company (together with its successors and assigns, the “Holder”). For value received, the Borrower hereby unconditionally promises to pay to the Holder the principal amount of $1,004,571,259, together with any accrued but unpaid interest, on December 31, 2032 or such earlier date as otherwise set forth in Section 3 or Section 8 on which the entire balance thereof shall become due and payable (the “Maturity Date”).
Recitals
WHEREAS, the Borrower and the Holder are party to that certain Master Relationship Agreement, dated as of December 24, 2025 (the “MRA”; capitalized terms used but not otherwise defined herein have the meanings set forth in the MRA); and
WHEREAS, pursuant to the MRA, the Borrower and the Holder desire to enter into this Note evidencing the Working Capital Loan.
NOW, THEREFORE, in consideration of the mutual promises hereinafter contained and of other valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.    Use of Proceeds. All proceeds of the Working Capital Loan shall be deposited into the Lockbox Account in accordance with Section 7.f of the MRA. All proceeds of the Working Capital Loan shall be used to accelerate the development and build out of the Services and related software development and hardware manufacturing, in all cases in accordance with Section 7.f of the MRA.
2.    Interest. The Working Capital Loan evidenced by this Note shall bear interest on the outstanding principal amount thereof until paid in full at a rate of 6% per annum (the “Interest Rate”); provided that any accrued and unpaid interest with respect to any outstanding principal amount under this Note that is repaid through the delivery of Services or the assignment or transfer to the Holder of applicable assets [***], in all cases in accordance with the MRA, shall be deemed paid. Interest shall be payable in accordance with Section 3 hereof. Interest shall be computed based on the actual number of days that principal is outstanding over a year of 360 days. Notwithstanding any other provision of this Note, the Holder hereof does not intend to charge and the Borrower shall not be required to pay any interest or other fees or charges in excess of the maximum amount permitted by applicable law; any payments in excess of such maximum amount permitted by law shall be refunded to the Borrower or credited to reduce principal hereunder.
3.    Payments; Repayment.
(a)    Payments in General. The Borrower may satisfy all or any of portion of its repayment obligations hereof either (i) in cash or (ii) through the delivery of Services to the Holder under the MRA in accordance with Exhibit B §2 of the MRA and Section 7.h.ii of the MRA. Any repayment of principal through the delivery of Services (or applicable asset transfers) and Pass-Through MRCs shall be applied against the outstanding principal balance under this Note and the scheduled installments thereof in direct order of maturity at the applicable fees or rates set forth in the MRA, as reflected in Holder’s invoicing records. Notwithstanding anything to the contrary, no more than $[***] of principal amount of this Note may be repaid through delivery of Services or the assignment or transfer to the Holder of applicable assets [***].
(b)    Payment of Interest. Interest shall be payable in arrears on each Scheduled Payment Date (as defined below) until the principal amount outstanding under this Note is irrevocably paid in full by the Borrower. To the extent of any repayment through delivery of Services or the assignment or transfer to the Holder of applicable assets [***] and Pass-Through MRCs, any accrued interest attributable to such amounts so repaid shall be deemed paid pursuant to Exhibit B §2 of the MRA.
(c)    Amortization. Subject to Section 3(f), the outstanding principal balance under this Note shall be amortized in [***] equal monthly installments over a [***] period, commencing on [***](such payment dates, the “Scheduled Payment Dates”). Each amortization payment (each, a “Scheduled Payment”) shall be equal to [***] multiplied by the principal amount outstanding under this Note on the date of this Note, as such amount may be reduced by any repayments made in accordance with Section 3(d) below, through repayment in cash, the delivery of Services or the assignment or transfer to the Holder of applicable assets [***] and Pass-through MRCs, in each case applied at the applicable fees, rates or pricing set forth in the MRA and credited against the outstanding principal balance (and any accrued interest, if applicable) as provided in Exhibit B §2 of the MRA.  Any amount of this Note that is repaid and/or any amount of principal that is prepaid may not be reborrowed.
(d)    Optional Prepayment. This Note may be prepaid by the Borrower, in whole or in part, without penalty at any time. Any such prepayment or repayment made in cash, through the delivery of Services or the assignment or transfer to the Holder of applicable assets [***] and Pass-through MRCs, shall be credited against the outstanding principal balance (and any accrued interest, if applicable) at the applicable rates, fees or pricing set forth in the MRA, and applied pro rata to reduce the next Scheduled Payment(s) then due unless otherwise agreed by the parties hereto in writing, in each case consistent with Exhibit B §2 of the MRA. Any prepayment of the principal amount of this Note in cash must be accompanied by a payment of all accrued and unpaid interest on the amount so prepaid.

(e)    Mandatory Repayment. Upon the occurrence of the (i) termination of the MRA for any reason other than the Holder’s material uncured breach under Section 7.b thereof or (ii) [***], the outstanding principal amount of this Note and all accrued but unpaid interest thereon shall automatically and immediately become due and payable in full, in accordance with Exhibit B §2 and Section 7.h.ii of the MRA, and the Borrower shall (x) pay to the Holder all such amounts and other outstanding obligations under this Note and (y) at the Holder’s sole election (exercised in writing), without any further consideration, assign to the Holder or its designee all assets and rights that were paid for from proceeds held in the Lockbox Account, in accordance with Section 7.h.ii of the MRA; provided, however, that the foregoing shall not entitle the Holder to any payment or the assignment of assets and rights with a fair market value that in total exceed the outstanding principal amount of this Note and all accrued but unpaid interest thereon.
(f)    Payment on the Maturity Date. Notwithstanding anything to the contrary, the Borrower shall repay in full in cash the outstanding principal amount of this Note and all outstanding interest thereon on the Maturity Date, provided that, for the avoidance of doubt, such repayment may be effected in cash and/or through the delivery of Services or the assignment or transfer to the Holder of applicable assets [***] in accordance with the MRA, and any accrued but unpaid interest shall be deemed paid to the extent provided in Exhibit B §2 of the MRA.
4.    Grant of Security Interest.
(a)    To secure the prompt payment and performance of its obligations under this Note and the Working Capital Loan, the Borrower hereby grants to the Holder a continuing first priority security interest in and Lien (as defined below) upon the Lockbox Account and all cash and other amounts credited thereto and any proceeds thereof in accordance with the UCC (collectively, the “Collateral”). The Collateral shall not include assets or rights acquired with disbursements from the Lockbox Account as Permitted Uses in accordance with Section 7.f.iii of the MRA and Section 1 of this Note. The Borrower shall take all actions reasonably requested by the Holder to provide the Holder “control” for purposes of Section 9-104 of the UCC over the Lockbox Account, including entry into the Account Control Agreement in accordance with Section 7.f of the MRA. The Borrower shall maintain the Lockbox Account and provide further assurances to evidence and perfect the Holder’s first priority security interest in the Collateral in all cases in accordance with Section 7.f of the MRA.
(b)    Prior to a Trigger Event, with respect to any disbursements from the Lockbox Account, concurrently with the Borrower providing instructions to the Account Bank, the Borrower shall provide the Holder an officer’s certificate substantially in the form of Exhibit A hereto and a copy of such instructions; provided if mutually agreed, one officer’s certificate may cover multiple disbursements.
(c)    Upon (i) the occurrence and during the continuance of any Trigger Event or (ii) termination of the MRA for any reason other than the Holder’s material uncured breach under Section 7.b thereof, the Borrower shall cease providing instructions to the Account Bank with respect to the Lockbox Account and the Holder shall be exclusively entitled to deliver written instructions to the Account Bank regarding the disposition of funds in the Lockbox

Account [***], until such Trigger Event has been waived by the Holder or cured to the Holder’s reasonable satisfaction.
5.    Representations and Warranties. The Borrower hereby represents and warrants to the Holder as follows:
(a)    Existence. The Borrower is a corporation duly formed, validly existing, and in good standing under the laws of the State of Delaware. Borrower has the requisite power and authority to own, lease, and operate its property, and to carry on its business.
(b)    Power and Authority. The Borrower has the requisite power and authority to execute, deliver, and perform its obligations under this Note and grant a security interest in the Collateral.
(c)    Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with applicable law. The Borrower has duly executed and delivered this Note.
(d)    Enforceability. This Note is a valid, legal and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
(e)    Collateral Matters.
(i)    The Borrower is, and shall continue to be at all times, the legal and beneficial owner of the Collateral free and clear of any mortgage, lien, pledge, charge or other security interest, or any lease, title retention agreement, mortgage, restriction, easement, right-of-way, option or adverse claim (of ownership or possession) or other encumbrance of any kind or character whatsoever or any preferential arrangement that has the practical effect of creating a security interest (each, a “Lien”), other than (A) Liens on the Collateral in favor of the Holder and (B) Liens on the Lockbox Account in favor of the Account Bank securing customary fees and charges of the Account Bank;
(ii)    No consent of any other party not already obtained and no consent, authorization, approval or other action by, and no notice to or filing or registration with, any governmental authority is required for the grant and perfection of the security interest by the Borrower as contemplated by this Note or for the execution, delivery or performance of this Note by the Borrower; and

(iii)    The Holder has and shall have a continuing and valid first priority perfected security interest in the Collateral securing the Borrower’s obligations hereunder. The Borrower shall defend the Holder’s right, title and security interest granted as contemplated by this Note against claims and demands of all persons whatsoever.
(f)    No Violations. The execution, delivery and performance of this Note by the Borrower will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, binding on or affecting Borrower or any of its assets or of any organizational document of the Borrower or any agreement, instrument or undertaking to which the Borrower is a party or which purports to be binding on or affect the Borrower or any of its assets, and will not result in the creation or imposition of any Lien on any of the assets of the Borrower except as contemplated by this Note.
6.    Covenants. The Borrower covenants and agrees that so long as any of the principal amount of, or accrued and unpaid interest on, this Note shall remain unpaid or unsatisfied, unless the Holder waives compliance in writing:
(a)    Maintenance of Existence. The Borrower shall (a) do or cause to be done all things necessary to preserve, renew and maintain in good standing its legal existence under the laws of the jurisdiction of its organization (provided, however, that the foregoing shall not limit any rights of Borrower set forth in Section 14(a) of the MRA) and (b) take all action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary in the normal conduct of its business.
(b)    Information Rights. The Borrower shall deliver to the Holder all information required by, and in accordance with, Section 7.c.ii of the MRA or Section 2 of that certain Side Letter, dated as of December 24, 2025, by and between the Borrower and the Holder.
(c)    Liens. The Borrower shall not create, incur, assume or permit to exist any Lien on the Collateral, except as contemplated by this Note or Section 7.f.vi of the MRA.
7.    Events of Default. The happening of any one or more of the following events or conditions (for whatever reason) constitutes an event of default and may herein be referred to as an “Event of Default”:
(a)    The Borrower fails to pay any of the principal, interest or other amounts payable in cash under this Note when such principal, interest or other amounts are due or are declared due (whether on the Maturity Date, by acceleration, demand or otherwise);
(b)    The Borrower breaches any covenant set forth in Section 4, 6 or 11.1 of this Note, and in the case of any such breach that is capable of cure, such breach shall continue unremedied for a period of thirty (30) or more days after the Borrower has knowledge thereof;

(c)    The liquidation, termination or dissolution of the Borrower or its ceasing to carry on actively its present business or the appointment of a receiver for its property; the dissolution, liquidation or termination of the existence of, the insolvency of, the making of an assignment for the benefit of creditors by, or the admission of an inability to pay current liabilities as they become due by, the Borrower;
(d)    The institution of bankruptcy, reorganization, arrangement, liquidation, receivership, moratorium or similar federal or state proceedings by or against the Borrower or all or part of its assets, and, if so instituted against the Borrower or all or part of its assets, the Borrower’s consent thereto or the pendency thereof for [***];
(e)    Any (i) breach of a representation or warranty set forth in Section 5 of this Note or (ii) officer’s certificate provided to the Holder in accordance with Section 4(b) of this Note proves to have been untrue in any material respect when made;
(f)    The Holder shall cease to have a first priority perfected security interest in and Lien on the Collateral free and clear of all other Liens except as contemplated by this Note or Section 7.f.vi of the MRA or the Borrower or any affiliate thereof shall so assert in writing; or
(g)    The occurrence of the (i) termination of the MRA for any reason other than the Holder’s material uncured breach under Section 7.b of the MRA or (ii) [***].
8.    Remedies Upon Events of Default. Upon the occurrence of any Event of Default, the Holder may, at its option, declare the entire principal, interest and other amounts then outstanding under this Note due and payable immediately upon written notice to the Borrower, and the Holder may proceed to enforce payment of the same if not so provided, except that upon the occurrence of an Event of Default described in Section 7(c) or Section 7(d) hereof, the entire principal, interest and other amounts then outstanding under this Note shall be due and payable immediately without notice to Borrower. In addition, the Holder may exercise and pursue any and all rights and remedies available to it hereunder and all rights and remedies available to the Holder under all applicable law, including the right to take exclusive control of the Lockbox Account, notify the Account Bank thereof, and direct that all amounts on deposit therein be applied to the payment of the obligations under this Note. The rights and remedies provided under this Note are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law or equity.
9.    Assignment; Transfers; Successors. This Note will bind and inure to the benefit of the Borrower and the Holder and their permitted successors and assigns. Neither party may assign or transfer this Note, unless it is to such party’s permitted assignee under the MRA. Notwithstanding Section 11.8 of this Note or anything in the MRA to the contrary, the Borrower may not assign or transfer its rights or obligations under this Note to any non-U.S. Person without the Holder’s prior written consent. Any assignment or transfer in breach of this Section 9 shall be null and void.
10.    Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made only with the written consent of each of the Borrower and the Holder. No failure or delay by the Holder to insist upon the strict performance of any term or condition of this Note, or to exercise any right or remedy consequent upon a breach thereof, shall constitute, or be deemed to constitute, a waiver of any such term or condition or of any such breach, or preclude the Holder from exercising any such right or remedy at any later time or times. The waiver by any party hereto of any breach of any provision of this Note shall not be deemed to be a waiver of the breach of any other provision or any subsequent breach of the same provision. By accepting payment after the due date of any amount payable under the terms of this Note, the Holder shall not be deemed to have waived the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to modify, waive or release any provision of this Note.
11.    Miscellaneous.
11.1    Costs and Expenses. The Borrower agrees to pay or reimburse the Holder on demand for and save the Holder harmless against any and all losses, liabilities, costs and expenses, including reasonable and documented attorneys’ fees, incurred by the Holder arising from (i) the enforcement of any of the Holder’s rights and remedies under this Note including the collection of this Note or (ii) the Holder’s indemnification obligations owed to the Account Bank under the Account Control Agreement (except with respect to such indemnification obligations to the extent arising from the acts or omissions of the Holder or its representatives).
11.2    Certain Waivers. The Borrower, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of any kind in connection with the enforcement of this Note . The Borrower also waives any defense it may otherwise have to the payment and performance obligations with respect to this Note and the Working Capital Loan evidenced hereby; provided, however, that nothing herein shall be deemed a waiver of defenses under the MRA that arise from the Holder’s breach of the MRA or this Note based on a failure to comply with the MRA. The Borrower acknowledges and agrees that the foregoing waivers and those set forth below serve as a material inducement to the agreements of the Holder herein, and that the Holder is relying on each specific waiver and all such waivers in entering into this Note.
11.3    Notices. Section 14.e of the MRA shall apply to this Note, mutatis mutandis, as if it had been fully set forth herein.
11.4    Governing Law; Dispute Resolution. Section 14.c of the MRA shall apply to this Note, mutatis mutandis, as if it had been fully set forth herein.
11.5    Section Headings; Severability; etc. Section 14.i of the MRA shall apply to this Note, mutatis mutandis, as if it had been fully set forth herein.
11.6    Counterparts; Facsimile Signature. This Note may be executed in one or more counterparts and by facsimile, PDF or other electronic means (which taken together, as applicable, shall constitute one and the same instrument).

11.7    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder shall be made without deduction or withholding for any taxes, unless such deduction or withholding is required under applicable law. If any amounts are required to be deducted or withheld for taxes in respect of such payments or if the Holder is required to pay taxes in respect of such payments, the Borrower shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law, and the Borrower shall notify the Holder of the payment of such withholding and shall provide evidence of the payment thereof. . The Holder shall provide an IRS Form W-9 or applicable Form W-8 (together with any attachments, including if applicable a “portfolio interest exemption” certificate) establishing a complete exemption from U.S. withholding taxes in respect of payments under this Note and the Working Capital Loan.
11.8    Conflicts. In the event of any conflict or inconsistency between the provisions of this Note and the provisions of the MRA, the provisions of the MRA shall control.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Secured Promissory Note to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BORROWER:

CEREBRAS SYSTEMS INC.,

By:	/s/ Andrew Feldman
Name: Andrew Feldman
Title: CEO
ACCEPTED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE:
HOLDER:
OPENAI OPCO, LLC,

By:	/s/ Sarah Friar
Name: Sarah Friar
Title: Chief Financial Officer

EXHIBIT A
FORM OF OFFICER’S CERTIFICATE
[****]